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                                                                     EXHIBIT 3.3

                                                        Conformed Copy

                                                        Series C Preferred Stock

                             LIBERTY DIGITAL, INC.

                          CERTIFICATE OF DESIGNATIONS

                                _______________

                     SETTING FORTH A COPY OF A RESOLUTION
                     CREATING AND AUTHORIZING THE ISSUANCE
                 OF A SERIES OF PREFERRED STOCK DESIGNATED AS
                    "CONVERTIBLE PREFERRED STOCK, SERIES C"
                       ADOPTED BY THE BOARD OF DIRECTORS
                           OF LIBERTY DIGITAL, INC.

                                _______________

          The undersigned, a Vice President of LIBERTY DIGITAL, INC., a Delaware corporation (this "Corporation"), HEREBY CERTIFIES that the Board of Directors of this Corporation on September 29, 2000, duly adopted the following resolutions creating a new series of this Corporation's Series Preferred Stock:

          "BE IT RESOLVED, that pursuant to authority expressly granted by the provisions of Article IV, Section B of the Certificate of Incorporation of this Corporation, the Board of Directors hereby creates and authorizes the issuance of a new series of this Corporation's Series Preferred Stock, par value $.01 per share ("Series Preferred Stock"), and hereby fixes the powers, designations, dividend rights, voting powers, rights on liquidation, conversion rights, redemption rights and other preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions of the shares of such series (in addition to the powers, designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof set forth in the Certificate of Incorporation that are applicable to each class and series of this Corporation's preferred stock, par value $.01 per share ("Preferred Stock")), as follows:

          1.   Designation and Number.  The designation of the series of Series
               ----------------------
Preferred Stock, par value $.01 per share, of this Corporation authorized hereby is "Convertible Preferred Stock, Series C" (the "Series C Preferred Stock").
The number of shares constituting the Series C Preferred Stock shall be 150,000.
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          2.   Certain Definitions.  Unless the context otherwise requires,
               -------------------
the terms defined in this paragraph 2 shall, for all purposes of this Certificate of Designations, have the meanings herein specified:

          "Board of Directors": The Board of Directors of this Corporation and, to the extent permitted by law, unless the context indicates otherwise, any committee thereof authorized with respect to any particular matter to exercise the power of the Board of Directors of this Corporation with respect to such matter.

          "Business Day: Any day other than a Saturday, Sunday or a day on which banking institutions in Denver, Colorado are not required to be open.

          "Capital Stock": Any and all shares, interests, participations or other equivalents (however designated) of corporate stock of this Corporation.

          "Closing Price": Of any security for any day, the last reported sale price of such security regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the composite tape, or if such security is not quoted on the composite tape, on the principal United States securities exchange registered under the Exchange Act on which such security is listed or admitted to trading, or if such security is not listed or admitted to trading on any such exchange, the last reported sale price (or the average of the quoted closing bid and asked prices if there were no reported sales) on The Nasdaq Stock Market or any comparable quotation system, or if such security is not quoted on The Nasdaq Stock Market or any comparable system, the average of the closing bid and asked prices as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by this Corporation for that purpose or, in the absence of such quotations, such other method of determining market value as the Board of Directors shall from time to time deem to be fair.

          "Common Stock": The Common Stock, $.01 par value per share, of this Corporation, and all series thereof now existing or hereafter created, including the Series A Common Stock and the Series B Common Stock.

          "Conversion Date": Of a share of Series C Preferred Stock, the date on which the requirements for conversion of such Share set forth in paragraph 5(m) have been satisfied by the holder thereof.

          "Conversion Rate": The kind and amount of securities, cash or other assets that as of any date are issuable or deliverable upon conversion of a share of Series C Preferred Stock. The Conversion Rate of a Share of Series C Preferred Stock shall initially be as set forth in paragraph 5(b), subject to adjustment as set forth in paragraph 5 of this Certificate of Designations. In the

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event that pursuant to paragraph 5 the Series C Preferred Stock becomes convertible into more than one class or series of capital stock of this Corporation, the term Conversion Rate, when used with respect to any such class or series, shall mean the number or fraction of shares or other units of such capital stock that as of any date would be issued upon conversion of a share of Series C Preferred Stock.

          "Convertible Securities": The Series A Convertible Securities and the Series B Convertible Securities.

          "Debt Instrument": Any bond, debenture, note, indenture, guarantee or other instrument or agreement evidencing any Indebtedness, whether existing at the Issue Date or thereafter created, incurred, assumed or guaranteed.

          "Default":  The occurrence of any of the following events:

          (a) there shall be entered a decree or order for relief in respect of the Corporation under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy law or other similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator, or similar official of the Corporation or of any substantial part of its properties, or ordering the winding-up or liquidation of the affairs of the Corporation or an involuntary petition shall be filed against the Corporation and a temporary stay entered, and (i) such petition and stay shall not be diligently contested, or (ii) any such petition and stay shall continue undismissed for a period of sixty (60) consecutive days; or

          (b) the Corporation shall file a petition, answer, or consent seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy law or other similar law, or the Corporation shall consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment or taking of possession of a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official, of the Corporation or of any substantial part of its properties, or the Corporation shall fail generally to pay its debts as they become due, or shall take any action in furtherance of any such action.

          "Determination Date": For any issuance of rights or warrants or any distribution to which paragraph 5(d) or 5(e) applies, the earlier of (i) the record date for the determination of stockholders entitled to receive the rights or warrants or the distribution to which such paragraph applies and (ii) the Ex-Dividend Date for such rights, warrants or distribution.

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          "Dividend Payment Date": The last day of each March, June, September and December, commencing with December 31, 2000, or the next succeeding Business Day if any such date is not a Business Day.

          "Dividend Period": The period from and including October 1, 2000 to but excluding the first Dividend Payment Date and, thereafter, each quarterly period from and including a Dividend Payment Date to but excluding the next Dividend Payment Date.

          "Exchange Act": The Securities Exchange Act of 1934, as amended.

          "Exchange Offer": An issuer tender offer (within the meaning of Rule 13e-4(a)(2) of the rules and regulations promulgated by the Securities and Exchange Commission under the Exchange Act, as such Rule is in effect on the date hereof), including, without limitation, one that is effected through the distribution of rights or warrants, made to holders of Series B Common Stock (or to holders of other stock of this Corporation receivable by a holder of Shares upon conversion thereof (or upon conversion of securities receivable by a holder of Shares upon conversion of such Shares)), to issue stock of this Corporation or of a Subsidiary of this Corporation and/or other property to a tendering stockholder in exchange for shares of Series B Common Stock (or such other stock) validly tendered pursuant to such issuer tender offer.

          "Exchange Preferred Stock": A series of convertible preferred stock of this Corporation, having terms, conditions, designations, dividend rights, voting powers, rights on liquidation and other preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof that are identical, or as nearly so as is practicable in the judgment of the Board of Directors, to those of the Series C Preferred Stock for which such Exchange Preferred Stock is exchanged, except that (i) the liquidation preference will be determined as provided in paragraph 5(h) or 5(i), as applicable, (ii) the running of any time periods pursuant to the terms of the Series C Preferred Stock shall be tacked to the corresponding time periods in the Exchange Preferred Stock and (iii) the Exchange Preferred Stock will not be convertible into, and the holders will have no conversion rights thereunder with respect to, (x) in the case of a redemption of Redeemable Capital Stock, the Redeemable Capital Stock redeemed, or the Redemption Securities issued, in the Redemption Event, and (y) in the case of a Spin Off, the Spin Off Securities.

          "Exchange Securities": Stock of this Corporation or of a Subsidiary of this Corporation that is issued in exchange for shares of Series B Common Stock (or other stock of this Corporation receivable by a holder of Shares upon conversion thereof (or upon conversion of securities receivable by a holder of Shares upon conversion of such Shares)) pursuant to an Exchange Offer ; provided, however, that in the case of an Exchange Offer made to holders of
--------  -------
Series A Common Stock and Series B Common Stock, if the same kind and quantity of stock is issued in exchange for shares of both Series A Common Stock and Series B Common Stock or if stock of one

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class or series is issued in exchange for Series A Common Stock and the same quantity of stock of a different class or series is issued in exchange for Series B Common Stock and the differences between such classes or series are no less favorable to the holders of Series B Common Stock than the differences between the Series A Common Stock and the Series B Common Stock, then the Exchange Securities shall be the stock issued in exchange for shares of Series B Common Stock and not the stock issued in exchange for shares of Series A Common Stock.

          "Ex-Dividend Date": The date on which "ex-dividend" trading commences for a dividend, an issuance of rights or warrants or a distribution to which paragraph 5(c), 5(d) or 5(e) applies in the over-the-counter market or the principal exchange on which the Series A Common Stock is then quoted or listed.

          "Indebtedness": Any: (i) liability, contingent or otherwise, of this Corporation (x) for borrowed money whether or not the recourse of the lender is to the whole of the assets of this Corporation or only to a portion thereof),
(y) evidenced by a note, debenture or similar instrument (including a purchase money obligation) given other than in connection with the acquisition of inventory or similar property in the ordinary course of business, or (z) for the payment of money relating to an obligation under a lease that is required to be capitalized for financial accounting purposes in accordance with generally accepted accounting principles; (ii) liability of others described in the preceding clause (i) which this Corporation has guaranteed or which is otherwise its legal liability; and (iii) obligations secured by a mortgage, pledge, lien, charge or other encumbrance to which the property or assets of this Corporation are subject whether or not the obligations secured thereby shall have been assumed by or shall otherwise be this Corporation's legal liability.

          "Issue Date": September 30, 2000, such date being the first date on which any shares of the Series C Preferred Stock are first issued or deemed to have been issued.

          "Junior Securities": All shares of Series A Preferred Stock, Series A Common Stock, Series B Common Stock, and any class or series of stock of this Corporation, whether now existing or hereafter created, to the extent that it ranks junior to the Series C Preferred Stock as to dividend rights or rights on liquidation. A class or series of Junior Stock shall rank junior to the Series C Preferred Stock as to dividend rights or rights on liquidation if the holders of shares of Series C Preferred Stock shall be entitled to dividend payments or payments of amounts distributable upon liquidation, dissolution or winding up of the affairs of this Corporation, as the case may be, in preference or priority to the holders of shares of such class or series.

          "Liquidation Preference": Measured per Share of the Series C Preferred Stock as of any date in question (the "Relevant Date") shall mean an amount equal to the sum of (a) the Stated Value of such Share, plus (b) an amount equal to all dividends accrued on such Share which pursuant

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to paragraph 3(c) of this Certificate of Designations have been added to and remain a part of the Liquidation Preference as of the Relevant Date, plus (c) for purposes of paragraph 4, paragraph 5(h), paragraph 5(i), paragraph 6 and paragraph 7 of this Certificate of Designations and the definition of Redemption Price, an amount equal to all unpaid dividends accrued on the sum of the amounts specified in clauses (a) and (b) above during the period from and including the immediately preceding Dividend Payment Date (or October 1, 2000 if the Relevant Date is on or prior to the first Dividend Payment Date) to but excluding the Relevant Date, and, in the case of clauses (b) and (c) hereof, whether or not such unpaid dividends have been declared or there are any unrestricted funds of the Corporation legally available for the payment of dividends. In connection with the determination of the Liquidation Preference of a Share of Series C Preferred Stock upon redemption, or upon liquidation, dissolution or winding up of the Corporation or upon a conversion of Shares, the Relevant Date shall be the applicable date of redemption or the date of distribution of amounts payable to stockholders in connection with any such liquidation, dissolution or winding up or the applicable Conversion Date.

          "Mirror Preferred Stock": Convertible preferred stock issued by (a) in the case of a redemption of Redeemable Capital Stock, the issuer of the applicable Redemption Securities, (b) in the case of a Spin Off, the issuer of the applicable Spin Off Securities, and (c) in the case of an Exchange Offer, the issuer of the applicable Exchange Securities, and having terms, conditions, designations, dividend rights, voting powers, rights on liquidation and other preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof that are identical, or as nearly so as practicable in the judgment of the Board of Directors, to those of the Series C Preferred Stock for which such Mirror Preferred Stock is exchanged, except that (i) the liquidation preference will be determined as provided in paragraph 5 (h), 5(i) or 6, as applicable, (ii) the running of any time periods pursuant to the terms of the Series C Preferred Stock shall be tacked to the corresponding time periods in the Mirror Preferred Stock, and (iii) the Mirror Preferred Stock shall be convertible into the kind and amount of Redemption Securities, Spin Off Securities or Exchange Securities, as applicable, and other securities and property that the holder of a share of Series C Preferred Stock in respect of which such Mirror Preferred Stock is issued pursuant to the terms hereof would have received (x) in the case of the redemption of Redeemable Capital Stock, upon such redemption had such shares of Series C Preferred Stock been converted immediately prior to the effective date of the Redemption Event,
(y) in the case of a Spin Off, in such Spin Off had such share of Series C Preferred Stock been converted immediately prior to the record date for such Spin Off and (z) in the case of an Exchange Offer, upon consummation thereof had such share of Series C Preferred Stock that such holder elects to tender pursuant to Section 6 been converted and the shares of Series B Common Stock received upon such conversion been tendered in full pursuant to such Exchange Offer prior to the expiration thereof and the same percentage of such tendered shares had been accepted for exchange as the percentage of validly tendered shares of Series B Common Stock were accepted for exchange pursuant to such Exchange Offer, as the case may be.

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          "Parity Securities": Any class or series of stock of this Corporation, whether now existing or hereafter created, ranking on a parity basis with the Series C Preferred Stock as to dividend rights or rights on liquidation. The Series D Preferred Stock shall be Parity Securities. Stock of any class or series shall rank on a parity basis as to dividend rights or rights on liquidation with the Series C Preferred Stock, whether or not the dividend rates, dividend payment dates or liquidation prices per share are different from those of the Series C Preferred Stock, if the holders of shares of such class or series shall be entitled to dividend payments or payments of amounts distributable upon liquidation, dissolution or winding up of the affairs of this Corporation, as the case may be, in proportion to their respective accumulated and accrued and unpaid dividends or liquidation prices, respectively, without preference or priority, one over the other, as between the holders of shares of such class or series and the holders of Series C Preferred Stock.. No class or series of capital stock that ranks junior to the Series C Preferred Stock as to rights on liquidation shall rank or be deemed to rank on a parity basis with the Series C Preferred Stock as to dividend rights unless the instrument creating or evidencing such class or series of capital stock otherwise expressly provides.

          "person": A natural person, corporation, limited liability company, partnership or other legal entity.

          "Record Date": For the dividends payable on any Dividend Payment Date, the 15th day of the month during which such Dividend Payment Date shall occur as and if designated by the Board of Directors.

          "Redeemable Capital Stock": A class or series of Capital Stock of this Corporation that provides by its terms a right in favor of this Corporation to call, redeem, exchange or otherwise acquire all of the outstanding shares or units of such class or series.

          "Redemption Date": As to any Share, the date, which shall be a Business Day, fixed for redemption of such Share as specified in the notice of redemption given in accordance with paragraph 7(c), provided that no such date will be a Redemption Date unless the applicable Redemption Price is actually paid on such date or the consideration sufficient for the payment thereof, and for no other purpose, has been set apart, and if the Redemption Price is not so paid in full or the consideration sufficient therefor so set apart then the Redemption Date will be the date, which shall be a Business Day, on which such Redemption Price is fully paid or the consideration sufficient for the payment thereof, and for no other purpose, has been set apart.

          "Redemption Price": As to any Share that is to be redeemed on any Redemption Date, the Liquidation Preference as in effect on such Redemption Date.

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                                                        Series C Preferred Stock

          "Redemption Securities": With respect to the redemption of any Redeemable Capital Stock, stock of a Subsidiary of this Corporation that is distributed by this Corporation in payment, in whole or in part, of the redemption price of such Redeemable Capital Stock.

          "Senior Securities": Any class or series of stock of this Corporation, whether now existing or hereafter created, ranking senior to the Series C Preferred Stock as to dividend rights or rights on liquidation. Stock of any class or series shall rank senior to the Series C Preferred Stock as to dividend rights or rights on liquidation if the holders of shares of such class or series shall be entitled to dividend payments or payments of amounts distributable upon dissolution, liquidation or winding up of the affairs of this Corporation, as the case may be, in preference or priority to the holders of shares of Series C Preferred Stock. No class or series of capital stock that ranks on a parity basis with or junior to the Series C Preferred Stock as to rights on liquidation shall rank or be deemed to rank prior to the Series C Preferred Stock as to dividend rights, notwithstanding that the dividend rate or dividend payment dates thereof are different from those of the Series C Preferred Stock, unless the instrument creating or evidencing such class or series of capital stock otherwise expressly provides.

          "Series A Common Stock": The Series A Common Stock, par value $.01 per share, of this Corporation, as such exists on the date of this Certificate of Designations, and Capital Stock of any other class or series into which such Series Common Stock may thereafter have been changed.

          "Series A Convertible Securities": Securities, other than the Series B Common Stock, that are convertible into or exercisable or exchangeable for Series A Common Stock at the option of the holder thereof, or which otherwise entitle the holder thereof to subscribe for, purchase or otherwise acquire Series A Common Stock.

          "Series A Preferred Stock": The Series A Convertible Preferred Stock, par value $.01 per share, of this Corporation.

          "Series B Common Stock": The Series B Common Stock, par value $.01 per share, of this Corporation, as such exists on the date of this Certificate of Designations, and Capital Stock of any other class or series into which such Series B Common Stock may thereafter have been changed.

          "Series B Convertible Securities": Securities that are convertible into or exercisable or exchangeable for Series B Common Stock at the option of the holder thereof or which otherwise entitle the holder thereof to subscribe for, purchase or otherwise acquire Series B Common Stock.

          "Series D Preferred Stock": The Series D Preferred Stock, par value $.01 per share, of this Corporation.

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                                                        Series C Preferred Stock

          "Share": A share of Series C Preferred Stock.

          "Spin Off": The distribution of stock of a Subsidiary of this Corporation as a dividend to all holders of Series B Common Stock (or to holders of other stock of this Corporation receivable by a holder of Shares upon conversion thereof (or upon conversion of securities receivable by a holder of Shares upon conversion of such Shares)).

          "Spin Off Securities": Stock of a Subsidiary of this Corporation that is distributed to holders of Series B Common Stock (or to holders of other stock of this Corporation receivable by a holder of Shares upon conversion thereof (or upon conversion of securities receivable by a holder of Shares upon conversion of such Shares)) in a Spin Off; provided, however, that in the case of a Spin
                                --------  -------
Off distribution made to holders of Series A Common Stock and Series B Common Stock, if the same kind and quantity of stock is distributed with respect to both Series A Common Stock and Series B Common Stock or if stock of one class or series is distributed with respect to Series A Common Stock and the same quantity of stock of a different class or series is distributed with respect to Series B Common Stock and the differences between such classes or series are no less favorable to the holders of Series B Common Stock than the differences between the Series A Common Stock and the Series B Common Stock, then the Spin Off Securities shall be the stock distributed with respect to shares of Series B Common Stock and not the stock distributed with respect to shares of Series A Common Stock.

          "Stated Value": Of a Share of the Series C Preferred Stock, $1,000.

          "Subsidiary": With respect to any person, any corporation, limited liability company, partnership or other legal entity more than 50% of whose outstanding voting securities or membership, partnership or other ownership interests, as the case may be, are directly or indirectly owned by such person.

          3.   Dividends.
               ---------

               (a) Subject to the prior preferences and other rights of any Senior Securities, the holders of Series C Preferred Stock shall be entitled to receive cumulative dividends, in preference to dividends on any Junior Securities, which shall accrue as provided herein. Dividends on each Share will accrue on a daily basis at the rate of 5% per annum of the Stated Value of such Share from and including October 1, 2000 to but excluding the date on which the Liquidation Preference or Redemption Price of such Share is made available pursuant to paragraph 4 or 7, respectively, of this Certificate of Designations or the Conversion Date of such Share pursuant to paragraph 5 hereof, as applicable, provided, however, that on and after the occurrence of a Default,
            --------  -------
the dividend rate shall be 7% per annum, rather than 5% per annum. Dividends added to the Liquidation Preference of a Share as provided in paragraph 3(c) shall accrue dividends on a daily

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                                                        Series C Preferred Stock

basis at the rate of 12% per annum. Dividends shall accrue as provided herein whether or not such dividends have been declared and whether or not there are any unrestricted funds of this Corporation legally available for the payment of dividends. Accrued dividends on the Series C Preferred Stock shall be payable quarterly on each Dividend Payment Date to the holders of record of the Series C Preferred Stock as of the close of business on the applicable Record Date. For purposes of determining the amount of dividends "accrued" (i) as of the first Dividend Payment Date and as of any date that is not a Dividend Payment Date, such amount shall be calculated on the basis of the applicable rate per annum specified above in this paragraph 3(a) for the actual number of days elapsed from and including October 1, 2000 (in the case of the first Dividend Payment Date and any date prior to the first Dividend Payment Date) or the last preceding Dividend Payment Date (in the case of any other date) to but excluding the date as of which such determination is to be made, based on a 365-day year, and (ii) as of any Dividend Payment Date after the first Dividend Payment Date, such amount shall be calculated on the basis of such rate per annum based on a 360-day year of twelve 30-day months. For so long as the Liquidation Preference of a Share of Series C Preferred Stock is equal to the Stated Value per Share, the amount of the dividend payable per Share on the Dividend Payment Date for each full quarterly Dividend Period shall be $12.50.

               (b) Except as otherwise provided in paragraph 5 in connection with the conversion of a Share, all dividends payable with respect to the Shares shall be declared and paid, at the Corporation's election, in cash or in shares of Series D Preferred Stock, valued for this purpose at the stated value thereof, or in any combination of cash and shares of Series D Preferred Stock. Payment of such dividends as provided herein shall be deemed to have been made when such payment has been delivered to the record holders of the Series C Preferred Stock entitled to receive the same, (i) in the case of cash, by wire transfer of immediately available funds in accordance with the instructions of such holders delivered in writing to the Corporation at least two Business Days prior to any Dividend Payment Date (or if no such instructions are received, by check delivered by certified mail, return receipt requested, to the address of such record holder on the books of the Corporation), or (ii) in the case of shares of Series D Preferred Stock, by delivery of certificates evidencing such shares registered in the name of such holder, by certified mail, return receipt requested, to the address of such record holder on the books of the Corporation (unless otherwise instructed in writing by such holder, provided that such instructions are delivered to the Corporation at least two Business Days prior to the applicable Dividend Payment Date). All dividends paid with respect to the Shares pursuant to this paragraph 3 shall be paid pro rata to all the holders of Shares outstanding on the applicable Record Date or Special Record Date, as the case may be.

               (c) If on any Dividend Payment Date this Corporation, pursuant to applicable law or otherwise, shall be prohibited or restricted from paying the full dividends to which holders of Series C Preferred Stock, and any Parity Securities ranking on a parity basis with the Series C Preferred Stock with respect to the right to receive dividend payments, shall be entitled, the amount available for such payment pursuant to applicable law and which is not otherwise restricted

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                                                        Series C Preferred Stock

(if any) shall be distributed among the holders of Series C Preferred Stock and any such Parity Securities ratably in proportion to the full amounts to which they would otherwise be entitled. On each Dividend Payment Date, all dividends that have accrued on each share of Series C Preferred Stock during the Dividend Period ending on such Dividend Payment Date shall, to the extent not paid on such Dividend Payment Date for any reason (whether or not such unpaid dividends have been declared or there are any unrestricted funds of this Corporation legally available for the payment of dividends), be added cumulatively to the Liquidation Preference of such Share and will remain a part thereof until such dividends and all dividends accrued thereon are paid. That portion of the Liquidation Preference of a Share that consists of accrued unpaid dividends, together with all dividends accrued in respect thereof, may be declared and paid at any time (subject to the rights of any Senior Securities and to the concurrent satisfaction of any dividend arrearages then existing with respect to any Parity Securities that rank on a parity basis with the Series C Preferred Stock as to the payment of dividends), without reference to any regular Dividend Payment Date, to holders of record as of the close of business on such date, not more than 45 days nor less than 10 days preceding the payment date thereof, as may be fixed by the Board of Directors (the "Special Record Date"). Notice of each Special Record Date shall be given, not more than 45 days nor less than 10 days prior thereto, to the holders of record of the Shares. Any dividend payment made on the Shares shall first be credited against the earliest accrued but unpaid dividend due with respect to such Shares.

               (d) If at any time this Corporation shall have failed to pay, or declare and set aside the consideration sufficient to pay, full cumulative dividends on the Series C Preferred Stock for all Dividend Periods ending on or before the immediately preceding Dividend Payment Date, and until full cumulative dividends on the Series C Preferred Stock for all Dividend Periods ending on or before the immediately preceding Dividend Payment Date are paid, or declared and the consideration sufficient to pay the same in full is set aside so as to be available for such purpose and no other purpose, (i) this Corporation shall not redeem, or discharge any sinking fund obligation with respect to, any Shares, Parity Securities or Junior Securities, or set aside any money or assets for any such purpose, unless all then outstanding Shares are redeemed pursuant to the terms hereof, (ii) this Corporation shall not declare or pay any dividend on or make any distribution with respect to any Junior Securities or Parity Securities or set aside any money or assets for any such purpose, except that this Corporation may declare and pay a dividend on any Parity Securities ranking on a parity basis with the Series C Preferred Stock with respect to the right to receive dividend payments, contemporaneously with the declaration and payment of a dividend on the Series C Preferred Stock, provided that such dividends are declared and paid pro rata so that the amount
--------
of dividends declared and paid per share of Series C Preferred Stock and such Parity Securities shall in all cases bear to each other the same ratio that accumulated and accrued and unpaid dividends per share on the Series C Preferred Stock and such Parity Securities bear to each other, and (iii) neither this Corporation nor any Subsidiary thereof shall purchase or otherwise acquire any Shares, Parity Securities or Junior Securities.

                                                        Series C Preferred Stock

          Nothing contained in the preceding paragraph of this paragraph 3(d) shall prevent (x) the payment of dividends on any Junior Securities solely in shares of Junior Securities or the redemption, purchase or other acquisition of Junior Securities solely in exchange for shares of Junior Securities, (y) the payment of dividends on any Parity Securities solely in shares of Junior Securities or the redemption, exchange, purchase or other acquisition of Series C Preferred Stock or Parity Securities solely in exchange for (together with a cash adjustment for fractional shares, if any) shares of Junior Securities; or
(z) the purchase or acquisition of Shares pursuant to a purchase or exchange offer or offers made to all holders of outstanding shares of Series C Preferred Stock, provided that the terms of the purchase or exchange offer shall be
       --------
identical for all shares of Series C Preferred Stock and all accrued dividends on such Shares shall have been paid or shall have been declared and irrevocably set apart in trust for the benefit of the holders of shares of Series C Preferred Stock and for no other purpose. The provisions of this paragraph 3(d) are for the benefit of the holders of Series C Preferred Stock and accordingly the provisions of this paragraph 3(d) shall not restrict any redemption or purchase by this Corporation or a Subsidiary thereof of Shares held by any holder, provided that all other holders of Shares shall have waived in writing the benefits of this provision with respect to such redemption.

          4.   Liquidation. Upon any liquidation, dissolution or winding up of
               -----------
this Corporation, whether voluntary or involuntary, the holders of Series C Preferred Stock shall be entitled to be paid an amount in cash equal to the aggregate Liquidation Preference at the date of payment of all Shares outstanding, which amounts shall be paid (x) before any distribution or payment upon any such liquidation, dissolution or winding up of this Corporation is made upon any Junior Securities, (y) on a pari passu basis with any such payment made
                                     ---- -----
to the holders of any Parity Securities, and (z) after any such payment is made upon any Senior Securities. The holders of Series C Preferred Stock shall be entitled to no other or further distribution of or participation in any remaining assets of this Corporation after receiving the full preferential amounts provided for in the preceding sentence. If upon such liquidation, dissolution or winding up, the assets of this Corporation to be distributed among the holders of Series C Preferred Stock and to all holders of Parity Securities are insufficient to permit payment in full to such holders of the aggregate preferential amounts which they are entitled to be paid, then the entire assets of this Corporation to be distributed to such holders shall be distributed ratably among them based upon the full preferential amounts to which the shares of Series C Preferred Stock and such Parity Securities would otherwise respectively be entitled. Upon any such liquidation, dissolution or winding up, after the holders of Series C Preferred Stock and Parity Securities have been paid in full the amounts to which they are entitled, the remaining assets of this Corporation may be distributed to the holders of Junior Securities. This Corporation shall mail written notice of such liquidation, dissolution or winding up to each record holder of Series C Preferred Stock not less than 20 days prior to the payment date stated in such written notice. Neither the consolidation or merger of this Corporation into or with any other corporation or corporations, nor the sale, transfer or lease by this Corporation

                                                        Series C Preferred Stock

of all or any part of its assets, shall be deemed to be a liquidation, dissolution or winding up of this Corporation within the meaning of this paragraph 4.

          5.   Conversion.
               ----------

               (a) Except as provided below in this paragraph 5(a) with respect to Shares previously called for redemption as provided in paragraph 7 hereof, the Series C Preferred Stock may be converted at any time or from time to time, at the option of the holder thereof, in such manner and upon such terms and conditions as hereinafter provided in this paragraph 5 into fully paid and non-assessable full shares of Series B Common Stock. In the case of Shares called for redemption by this Corporation pursuant to paragraph 7(a) hereof, the conversion right provided by this paragraph 5 shall terminate at the close of business on the Redemption Date. In the case of Shares required to be redeemed pursuant to paragraph 7(b), the conversion right provided by this paragraph 5 shall terminate immediately upon receipt by this Corporation of a notice given pursuant to said paragraph; provided, however, that such right shall be
                            --------  -------
reinstated as of the day following the date fixed for redemption of such Share as specified in the notice of redemption given in accordance with paragraph 7(c) unless the applicable Redemption Price is actually paid on such date or the consideration sufficient for the payment thereof, and for no other purpose, has been set apart. In case securities, cash or other assets other than Series B Common Stock shall be payable, deliverable or issuable upon conversion as provided herein, then all references to Series B Common Stock in this paragraph 5 shall be deemed to apply, so far as appropriate and as nearly as may be, to such securities, cash or other assets.

               (b) Subject to the provisions for adjustment hereinafter set forth in this paragraph 5, the Series C Preferred Stock may be converted into Series B Common Stock at the initial conversion rate of 171.674 fully paid and non-assessable shares of Series B Common Stock for one share of the Series C Preferred Stock, which rate was determined by dividing the Stated Value of a Share of Series C Preferred Stock by $5.825 (the "initial conversion price"). If on any Conversion Date, the Liquidation Preference of a Share of Series C Preferred Stock is greater than the Stated Value of such Share (the amount of such difference, the "Differential Amount"), then the number of shares of Series B Common Stock or units of securities, cash or other assets otherwise issuable or deliverable upon conversion of such Share shall be increased by an amount determined by dividing the Differential Amount by the Effective Conversion Price of such Share. The "Effective Conversion Price" of a Share as of a Conversion Date means the quotient obtained by dividing the Stated Value of such Share by the Conversion Rate then in effect before giving effect to the adjustment contemplated by the preceding sentence.

               (c)  In case this Corporation shall, on or after the Issue Date,
(i) pay a dividend or make a distribution on its then outstanding shares of Series B Common Stock in shares of Series B Common Stock, (ii) subdivide the then outstanding shares of Series B Common Stock

                                                        Series C Preferred Stock

into a greater number of shares of Series B Common Stock, (iii) combine the then outstanding shares of Series B Common Stock into a smaller number of shares of Series B Common Stock, (iv) pay a dividend or make a distribution on its then outstanding shares of Series B Common Stock in shares of its Capital Stock or Convertible Securities (other than Series B Common Stock or rights or warrants for its Capital Stock or for its Convertible Securities), or (v) issue by reclassification of its then outstanding shares of Series B Common Stock (other than a reclassification by way of merger or binding share exchange that is subject to paragraph 5(g)) any shares of any other class or series of Capital Stock of this Corporation (other than rights, warrants or options for its Capital Stock), then, subject to the following sentence and to paragraph 5(k), the conversion privilege and the Conversion Rate in effect immediately prior to the opening of business on the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted so that the holder of each share of the Series C Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number and kind of shares of Capital Stock of this Corporation that such holder would have owned or been entitled to receive immediately following such action had such shares of Series C Preferred Stock been converted immediately prior to the record date for, or effective date of, as the case may be, such event.

          An adjustment made pursuant to this paragraph 5(c) for a dividend or distribution shall become effective immediately after the record date for the dividend or distribution and an adjustment made pursuant to this paragraph 5(c) for a subdivision, combination or reclassification shall become effective immediately after the effective date of the subdivision, combination or reclassification. Such adjustment shall be made successively whenever any action listed above shall be taken.

          Any shares of Series B Common Stock issuable in payment of a dividend shall be deemed to have been issued immediately prior to the time of the record date for such dividend for purposes of calculating the number of outstanding shares of Series B Common Stock under paragraph 5(d) below.

               (d) In case this Corporation shall, on or after the Issue Date, distribute any rights or warrants to all holders of shares of Series B Common Stock entitling them (for a period expiring within 45 days after the record date for the determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Series B Common Stock (or Series B Convertible Securities) at a price per share of Series B Common Stock (or having an initial exercise price or conversion price per share of Series B Common Stock, after adding thereto an allocable portion of the exercise price of the right or warrant to purchase such Series B Convertible Securities, computed on the basis of the maximum number of shares of Series B Common Stock issuable upon conversion of such Series B Convertible Securities) less than the current market price per share of Series B Common Stock (as determined in accordance with the provisions of paragraph 5(f) below) on the Determination Date, the number of shares of Series B Common Stock into which

                                                        Series C Preferred Stock

each Share shall thereafter be convertible shall be determined by multiplying the number of shares of Series B Common Stock into which such Share was theretofore convertible immediately prior to the opening of business on such record date by a fraction of which the numerator shall be the number of shares of Series B Common Stock outstanding on such record date plus the number of additional shares of Series B Common Stock offered for subscription or purchase (or into which the Series B Convertible Securities so offered are initially convertible) and of which the denominator shall be the number of shares of Series B Common Stock outstanding on such record date plus the number of shares of Series B Common Stock which the aggregate offering price of the total number of shares of Series B Common Stock so offered (or the aggregate initial conversion or exercise price of the Series B Convertible Securities so offered, after adding thereto the aggregate exercise price of the rights or warrants to purchase such Series B Convertible Securities) would purchase at the current market price per share of Series B Common Stock (as determined in accordance with the provisions of paragraph 5(f) below) on the Determination Date. Such adjustment shall be made successively whenever any such rights or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. In the event that all of the shares of Series B Common Stock (or all of the Series B Convertible Securities) subject to such rights or warrants have not been issued when such rights or warrants expire (or, in the case of rights or warrants to purchase Series B Convertible Securities which have been exercised, all of the shares of Series B Common Stock issuable upon conversion of such Series B Convertible Securities have not been issued prior to the expiration of the conversion right thereof), then the Conversion Rate shall be readjusted retroactively to be the Conversion Rate which would then be in effect had the adjustment upon the issuance of such rights or warrants been made on the basis of the actual number of shares of Series B Common Stock (or Series B Convertible Securities) issued upon the exercise of such rights or warrants (or the conversion of such Series B Convertible Securities); but such subsequent adjustment shall not affect the number of shares of Series B Common Stock issued upon the conversion of any Share prior to the date such subsequent adjustment is made. No adjustment shall be made under this paragraph 5(d) if the adjusted Conversion Rate would be lower than the Conversion Rate in effect immediately prior to such adjustment.

               (e) In case this Corporation, on or after the Issue Date, shall distribute to all holders of shares of Series B Common Stock any evidences of its indebtedness or assets or rights or warrants to purchase shares of Series A Common Stock (or Series A Convertible Securities) or Series B Common Stock (or Series B Convertible Securities) (excluding (x) dividends or distributions referred to in paragraph 5(c), distributions of rights or warrants referred to in paragraph 5(d), distributions of Spin Off Securities referred to in paragraph 5(i) and distributions of rights or warrants exercisable for Exchange Securities (which shall be governed by paragraph 6) and (y) cash dividends or distributions unless such cash dividends or cash distributions are Extraordinary Cash Dividends), then in each such case the number of shares of Series B Common Stock into which each Share shall thereafter be convertible shall be determined by multiplying the number of shares of

                                                        Series C Preferred Stock

Series B Common Stock into which such Share was theretofore convertible immediately prior to the opening of business on (A) the record date for the determination of stockholders entitled to receive the distribution or (B) in the case of a reclassification, the effective date of such reclassification, by a fraction of which the numerator shall be the current market price per share of the Series B Common Stock (as determined in accordance with the provisions of paragraph 5(f) below) on the Determination Date and of which the denominator shall be such current market price per share of Series B Common Stock less the fair market value (as determined by the Board of Directors of this Corporation, whose determination shall be conclusive) on such record date or effective date of the portion of the assets or evidences of indebtedness or rights or warrants so to be distributed applicable to one share of Series B Common Stock; provided,
                                                                       --------
however, that in the event the denominator of the foregoing fraction is zero or
-------
negative, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of a Share shall have the right to receive upon conversion of such Share, in addition to the shares of Series B Common Stock to which the holder is entitled, the assets or evidences of indebtedness or rights or warrants such holder would have received had such holder converted such Share immediately prior to the record date for such distribution. Such adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution. No adjustment shall be made under this paragraph 5(e) if the adjusted Conversion Rate would be lower than the Conversion Rate in effect immediately prior to such adjustment.

          For purposes of this paragraph 5(e), the term "Extraordinary Cash Dividend" shall mean any cash dividend with respect to the Series B Common Stock the amount of which, together with the aggregate amount of cash dividends on the Series B Common Stock to be aggregated with such cash dividend in accordance with the following provisions of this paragraph, equals or exceeds the threshold percentage set forth below in the following sentence. If, upon the date prior to the Ex-Dividend Date with respect to a cash dividend on Series B Common Stock, the aggregate of the amount of such cash dividend together with the amounts of all cash dividends on the Series B Common Stock with Ex-Dividend Dates occurring in the 365 consecutive day period ending on the date prior to the Ex-Dividend Date with respect to the cash dividend to which this provision is being applied (other than any such other cash dividends with Ex-Dividend Dates occurring in such period for which a prior adjustment in the Conversion Rate was previously made under this paragraph 5(e)) equals or exceeds on a per share basis 10% of the average of the Closing Prices during the period beginning on the date after the first such Ex-Dividend Date in such period and ending on the date prior to the Ex-Dividend Date with respect to the cash dividend to which this provision is being applied (except that if no other cash dividend has had an Ex-Dividend Date occurring in such period, the period for calculating the average of the Closing Prices shall be the period commencing 365 days prior to the date immediately prior to the Ex-Dividend Date with respect to the cash dividend to which this provision is being applied), such cash dividend together with each other cash dividend with an Ex-Dividend Date occurring in such 365-day period that is aggregated with such cash dividend in accordance with this paragraph shall be deemed to be an Extraordinary Cash Dividend.

                                                        Series C Preferred Stock

               (f) For the purpose of any computation under paragraph 5(d) or 5(e) the current market price per share of Series B Common Stock on any Determination Date or date of issuance, as the case may be, shall be deemed to be the product of (i) the number of shares of Series A Common Stock into which a share of Series B Common Stock is then convertible at the option of the holder thereof times (ii) the average of the daily Closing Prices for a share of Series A Common Stock for the ten (10) consecutive trading days before the Determination Date in question.

               (g) If this Corporation consolidates with any other entity or merges into another entity, or in case of any sale or transfer to another entity (other than by mortgage or pledge) of all or substantially all of the properties and assets of this Corporation, or if the Corporation is a party to a merger or binding share exchange which reclassifies or changes its outstanding Series B Common Stock, this Corporation (or its successor in such transaction) or the purchaser of such properties and assets shall make appropriate provision so that the holder of a Share shall have the right thereafter to convert such Share into the kind and amount of securities, cash or other assets that such holder would have owned immediately after such consolidation, merger, sale or transfer if such holder had converted such Share into Series B Common Stock immediately prior to the effective date of such consolidation, merger, sale or transfer (taking into account for this purpose (to the extent applicable) the valid exercise by such holder of any rights of election made available to holders of Series B Common Stock, which rights of election shall simultaneously be made available to holders of Shares on the same basis as if such Shares had theretofore been converted into shares of Series B Common Stock), and the holders of the Series C Preferred Stock shall have no other conversion rights under these provisions; provided that effective provision shall be made, in the
                        --------
Articles or Certificate of Incorporation of the resulting or surviving corporation or otherwise or in any contracts of sale or transfer, so that the provisions set forth herein for the protection of the conversion rights of the Series C Preferred Stock shall thereafter be made applicable, as nearly as reasonably may be, to any such other securities and other assets deliverable upon conversion of the Series C Preferred Stock remaining outstanding or other convertible preferred stock or other convertible securities received by the holders of Series C Preferred Stock in place thereof; and provided, further,
                                                          --------  -------
that any such resulting or surviving corporation or purchaser shall expressly assume the obligation to deliver, upon the exercise of the conversion privilege, such securities, cash or other assets as the holders of the Series C Preferred Stock remaining outstanding, or other convertible preferred stock or other convertible securities received by the holders in place thereof, shall be entitled to receive pursuant to the provisions hereof, and to make provision for the protection of the conversion rights as above provided.

               (h) Subject to paragraph 5(k) and to the remaining provisions of this paragraph 5(h), in the event that a holder of Series C Preferred Stock would be entitled to receive upon conversion thereof pursuant to this paragraph 5 any Redeemable Capital Stock and this Corporation redeems, exchanges or otherwise acquires all of the outstanding shares or other units

                                                        Series C Preferred Stock

of such Redeemable Capital Stock (such event being a "Redemption Event"), then, from and after the effective date of such Redemption Event, the holders of Shares of Series C Preferred Stock then outstanding shall be entitled to receive upon conversion of such Shares, in lieu of shares or units of such Redeemable Capital Stock, the kind and amount of securities, cash and other assets receivable upon the Redemption Event by a holder of the number of shares or units of such Redeemable Capital Stock into which such Shares of Series C Preferred Stock could have been converted immediately prior to the effective date of such Redemption Event (assuming, to the extent applicable, that such holder failed to exercise any rights of election with respect thereto and received per share or unit of such Redeemable Capital Stock the kind and amount of securities, cash and other assets received per share or unit by a plurality of the non-electing shares or units of such Redeemable Capital Stock), and (from and after the effective date of such Redemption Event) the holders of the Series C Preferred Stock shall have no other conversion rights under these provisions with respect to such Redeemable Capital Stock.

          Notwithstanding the foregoing, if the redemption price for the shares of such Redeemable Capital Stock is paid in whole or in part in Redemption Securities, and the Mirror Preferred Stock Condition is met, the Series C Preferred Stock shall not be convertible into such Redemption Securities and, from and after the applicable redemption date, the holders of any shares of Series C Preferred Stock that have not been exchanged for Mirror Preferred Stock and Exchange Preferred Stock shall have no conversion rights under these provisions except for any conversion right that may have existed immediately prior to the effective date of the Redemption Event with respect to any securities (including the Series B Common Stock), cash or other assets other than the Redeemable Capital Stock so redeemed. This Corporation shall use all commercially reasonable efforts to ensure that the Mirror Preferred Stock Condition is satisfied. The Mirror Preferred Stock Condition will be satisfied in connection with a redemption of any Redeemable Capital Stock into which the Series C Preferred Stock is then convertible if appropriate provision is made so that the holders of the Series C Preferred Stock have the right to exchange their shares of Series C Preferred Stock on the effective date of the Redemption Event for Exchange Preferred Stock of this Corporation and Mirror Preferred Stock of the issuer of the Redemption Securities. The sum of the initial liquidation preferences of the shares of Exchange Preferred Stock and Mirror Preferred Stock delivered in exchange for a Share of Series C Preferred Stock will equal the Liquidation Preference of a share of Series C Preferred Stock on the effective date of the Redemption Event. The Mirror Preferred Stock will have an aggregate initial liquidation preference equal to the product of the aggregate Liquidation Preference of the Shares of Series C Preferred Stock exchanged therefor and the quotient of (x) the product of the Conversion Rate for the Redeemable Capital Stock to be redeemed (determined immediately prior to the effective date of the Redemption Event) and the average of the daily Closing Prices of the Redeemable Capital Stock for the period of ten consecutive trading days ending on the third trading day prior to the effective date of the Redemption Event, divided by (y) the sum of the amount determined pursuant to clause (x), plus the fair value of the securities (other than the Redeemable Capital Stock being redeemed), cash or other assets that

                                                        Series C Preferred Stock

would have been receivable by a holder of Series C Preferred Stock upon conversion thereof immediately prior to the effective date of the Redemption Event (such fair value to be determined in the case of stock or other securities with a Closing Price in the same manner as provided in clause (x) and otherwise by the Board of Directors in the exercise of its good faith judgment). The shares of Exchange Preferred Stock will have an aggregate initial liquidation preference equal to the difference between the aggregate Liquidation Preference of the Shares of Series C Preferred Stock exchanged therefor and the aggregate initial liquidation preference of the Mirror Preferred Stock.

               (i) If this Corporation effects a Spin Off, this Corporation shall make appropriate provision so that the holders of the Series C Preferred Stock have the right to exchange their Shares of Series C Preferred Stock on the effective date of the Spin Off for Exchange Preferred Stock of this Corporation and Mirror Preferred Stock of the issuer of the Spin Off Securities. The sum of the initial liquidation preferences of the shares of Exchange Preferred Stock and Mirror Preferred Stock delivered in exchange for a Share of Series C Preferred Stock will equal the Liquidation Preference of a Share of Series C Preferred Stock on the effective date of the Spin Off. The Mirror Preferred Stock will have an aggregate liquidation preference equal to the product of the aggregate Liquidation Preference of the Shares of Series C Preferred Stock exchanged therefor and the quotient of (x) the product of the number (or fraction) of Spin Off Securities that would have been receivable upon such Spin Off by a holder of the number of shares of Series B Common Stock issuable upon conversion of a Share of Series C Preferred Stock immediately prior to the record date for the Spin Off and the average of the daily Closing Prices of the Spin Off Securities for the period of ten consecutive trading days commencing on the tenth trading day following the effective date of the Spin Off, divided by
(y) the sum of the amount determined pursuant to clause (x), plus the fair value of the shares of Series B Common Stock and other securities (other than Spin Off Securities), cash or other assets that would have been receivable by a holder of a Share of Series C Preferred Stock upon conversion thereof immediately prior to the record date for the Spin Off (such fair value to be determined in the case of Series B Common Stock or other securities with a Closing Price in the same manner as provided in clause (x) and otherwise by the Board of Directors in the exercise of its good faith judgment). The shares of Exchange Preferred Stock will have an aggregate initial liquidation preference equal to the difference between the aggregate Liquidation Preference of the Shares of Series C Preferred Stock exchanged therefor and the aggregate initial liquidation preference of the Mirror Preferred Stock. From and after the effective date of such Spin Off, the holders of any Shares of Series C Preferred Stock that have not been exchanged for Mirror Preferred Stock and Exchange Preferred Stock as provided above shall have no conversion rights under these provisions with respect to such Spin Off Securities.

               (j) Whenever the Conversion Rate or the conversion privilege shall be adjusted as provided in this paragraph 5, this Corporation shall promptly cause a notice to be mailed to the holders of record of the Series C Preferred Stock describing the nature of the event requiring such adjustment, the Conversion Rate in effect immediately thereafter and the kind and amount of

Capital Stock or other securities or cash or other assets into which the Series C Preferred Stock shall be convertible after such event. Where appropriate, such notice may be given in advance and included as a part of a notice required to be mailed under the provisions of paragraph 5(l).

               (k) This Corporation may, but shall not be required to, make any adjustment of the Conversion Rate if such adjustment would require an increase or decrease of less than 1% in such Conversion Rate; provided, however, that any adjustments which by reason of this paragraph 5(k) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph 5 shall be made to the nearest cent or the nearest 1/1000th of a share, as the case may be. In any case in which this paragraph 5(k) shall require that an adjustment shall become effective immediately after a record date for such event, the Corporation may defer until the occurrence of such event (x) issuing to the holder of any Shares of Series C Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Series B Common Stock or other Capital Stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of Series B Common Stock or other Capital Stock issuable upon such conversion before giving effect to such adjustment and (y) paying to such holder cash in lieu of any fractional interest to which such holder is entitled pursuant to paragraph 5(p); provided, however, that, if requested by such holder, this Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares of Series B Common Stock or other Capital Stock, and such cash, upon the occurrence of the event requiring such adjustment.

          To the extent the shares of Series C Preferred Stock become convertible into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

               (l)  In case at any time:

                    (i) this Corporation shall take any action which would require an adjustment in the Conversion Rate pursuant to this paragraph;

                    (ii) there shall be any capital reorganization or reclassification of the Series B Common Stock (other than a change in par value), or any consolidation, merger or binding share exchange to which the Corporation is a party and for which approval of any stockholders of this Corporation is required, or any sale, transfer or lease of all or substantially all of the assets of the Corporation, or a tender offer for shares of Common Stock of any series representing at least a majority of the total voting power represented by the outstanding shares of Common Stock of such series which has been recommended by the Board of Directors as being in the best interests of the holders of Common Stock; or

                    (iii) there shall be a voluntary or involuntary dissolution, liquidation or winding up of this Corporation;

then, in any such event, this Corporation shall give written notice, in the manner provided in the first sentence of paragraph 7(c) hereof, to the holders of the Series C Preferred Stock at their respective addresses as the same appear on the books of the Corporation, at least twenty days (or ten days in the case of a recommended tender offer as specified in clause (ii) above) prior to any record date for such action, dividend or distribution or the date as of which it is expected that holders of Series B Common Stock of record shall be entitled to exchange their shares of Series B Common Stock for securities, cash or other assets, if any, deliverable upon such reorganization, reclassification, consolidation, merger, binding share exchange, sale, transfer, lease, tender offer, dissolution, liquidation or winding up; provided, however, that any
                                               --------  -------
notice required by any event described in clause (ii) of this paragraph 5(l) shall be given in the manner and at the time that such notice is given to the holders of Common Stock. Without limiting the obligations of this Corporation to provide notice of corporate actions hereunder, the failure to give the notice required by this paragraph 5(l) or any defect therein shall not affect the legality or validity of any such corporate action of the Corporation or the vote upon such action.

               (m) Before any holder of Series C Preferred Stock shall be entitled to convert the same into Series B Common Stock, such holder shall surrender the certificate or certificates for such Series C Preferred Stock at the office of this Corporation or at the office of the transfer agent for the Series C Preferred Stock, which certificate or certificates, if this Corporation shall so request, shall be duly endorsed to this Corporation or in blank or accompanied by proper instruments of transfer to this Corporation or in blank (such endorsements or instruments of transfer to be in form satisfactory to this Corporation), and shall give written notice to this Corporation at said office that it elects to convert all or a part of the Shares represented by said certificate or certificates in accordance with the terms of this paragraph 5, and shall state in writing therein the name or names in which such holder wishes the certificates for Series B Common Stock to be issued. Every such notice of election to convert shall constitute a contract between the holder of such Series B Preferred Stock and the Corporation, whereby the holder of such Series C Preferred Stock shall be deemed to subscribe for the amount of Series B Common Stock which such holder shall be entitled to receive upon conversion of the number of shares of Series C Preferred Stock to be converted, and, in satisfaction of such subscription, to deposit the shares of Series C Preferred Stock to be converted, and thereby this Corporation shall be deemed to agree that the surrender of the shares of Series C Preferred Stock to be converted shall constitute full payment of such subscription for Series B Common Stock to be issued upon such conversion. This Corporation will as soon as practicable after such deposit of a certificate or certificates for Series C Preferred Stock, accompanied by the written notice and the statement above prescribed, issue and deliver at the office of this Corporation or of said transfer agent to the person for whose account such Series C Preferred Stock was so surrendered, or to his nominee(s) or, subject to compliance with applicable law, transferee(s), a certificate or certificates for the number of full shares of Series B Common Stock to which such holder shall be entitled, together with cash or its check in lieu of any fraction of a share as hereinafter provided. If surrendered certificates for Series C Preferred Stock are converted only in part, this Corporation will issue and deliver to the holder, or to his nominee(s), without charge therefor, a new certificate or certificates representing the aggregate of the unconverted Shares.

          The person or persons entitled to receive the Series B Common Stock issuable upon conversion of such Series C Preferred Stock shall be treated for all purposes as the record holder or holders of such Series B Common Stock on the Conversion Date. Notwithstanding the foregoing, this Corporation shall not be required to convert any Shares of Series C Preferred Stock, and no surrender of Series C Preferred Stock shall be effective for that purpose, while the stock transfer books of this Corporation are closed for any purpose; but such surrender shall be effective (assuming all other requirements of this paragraph 5(m) have been satisfied) for conversion, and to constitute the person or persons entitled to receive the Series B Common Stock issuable upon such conversion as the record holder(s) of such shares of Series B Common Stock, for all purposes immediately upon the reopening of such books. Upon conversion of Shares, the rights of the holder of the Shares so converted, as a holder thereof, will cease; provided, however, that if the Board of Directors declares
                     --------  -------
any dividend on the Series C Preferred Stock pursuant to paragraph 3(a) of this Certificate of Designations and the Conversion Date for any Shares of Series C Preferred Stock occurs after the Record Date and before the Dividend Payment Date for such dividend, then the holder of such Shares on such Record Date shall be entitled to receive such dividend on such Dividend Payment Date as if such Conversion Date had not occurred.

          The issuance of certificates for shares of Series B Common Stock upon conversion of Shares of Series C Preferred Stock shall be made without charge for any issue, stamp or other similar tax in respect of such issuance; provided,
                                                                       --------
however, if any such certificate is to be issued in a name other than that of
-------
the registered holder of the Share or Shares of Series C Preferred Stock converted, the person or persons requesting the issuance thereof shall pay to this Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of this Corporation that such tax has been paid.

               (n) This Corporation shall at all times reserve and keep available, solely for the purpose of issuance upon conversion of the outstanding shares of Series C Preferred Stock, such number of shares of Series B Common Stock (or other Capital Stock) as shall be issuable upon the conversion of all outstanding Shares, provided that nothing contained herein shall be construed to preclude this Corporation from satisfying its obligations in respect of the conversion of the outstanding shares of Series C Preferred Stock by delivery of shares of Series B Common Stock (or such other Capital Stock) which are held in the treasury of this Corporation. This Corporation shall take all such corporate and other actions as from time to time may be necessary to insure that all shares of Series B Common Stock (or other Capital Stock) issuable upon conversion of shares of

Series C Preferred Stock from time to time will, upon issue, be duly and validly authorized and issued, fully paid and nonassessable and free of any preemptive or similar rights.

               (o) All shares of Series C Preferred Stock received by this Corporation upon conversion thereof into Series B Common Stock shall be retired and shall be restored to the status of authorized and unissued shares of preferred stock (and may be reissued as part of another series of the preferred stock of this Corporation, but such shares shall not be reissued as Series C Preferred Stock).

               (p) This Corporation shall not be required to issue fractional shares of Series B Common Stock or scrip upon conversion of the Series C Preferred Stock. As to any final fraction of a share of Series B Common Stock which a holder of one or more Shares would otherwise be entitled to receive upon conversion of such Shares in the same transaction, this Corporation shall pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the market value of a full share of Series B Common Stock. For purposes of this paragraph 5(p), the market value of a share of Series B Common Stock shall be the product of (i) the Closing Price of a share of Series A Common Stock on the trading day immediately preceding the Conversion Date times
(ii) the number of shares of Series A Common Stock into which a share of Series B Common Stock is then convertible at the option of the holder.

               (q) This Corporation shall not, by amendment of this Certificate of Designations or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, other than as expressly permitted by this Certificate of Designations or approved by the requisite vote or written consent of the holders of Series C Preferred Stock taken or given in accordance with this Certificate, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this paragraph 5 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of Series C Preferred Stock against impairment.

          6.   Exchange Option.
               ---------------

               (a) In the event an Exchange Offer is made by this Corporation or a Subsidiary thereof (the applicable of the foregoing being the "Offeror"), the Offeror shall concurrently therewith make an equivalent offer to the holders of Series C Preferred Stock pursuant to which such holders may tender Shares, based upon the number of shares of Series B Common Stock into which such tendered Shares are then convertible (or other stock of this Corporation receivable by a holder of tendered Shares upon conversion thereof (or upon conversion of securities receivable by a holder of Shares upon conversion of such tendered Shares)) (and in lieu of tendering outstanding shares of Series B Common Stock (or such other stock)), together with such other consideration as may be required to be tendered pursuant to such Exchange Offer, and receive in exchange therefor, in lieu of Exchange Securities (and other property, if applicable), Mirror Preferred Stock with an aggregate liquidation preference equal to the aggregate Liquidation Preference of the shares of Series C Preferred Stock exchanged therefor. Whether or not a holder of Shares elects to accept such offer and tender Shares, no adjustment to the Conversion Rate of the Shares will be made pursuant to paragraph 5 in connection with the Exchange Offer.

               (b) If an Exchange Offer is made as discussed above, the Offeror shall, concurrently with the distribution of the offering circular or prospectus and related documents to holders of Common Stock, provide each holder of Series C Preferred Stock with a notice setting forth the offer described in paragraph 6(a) above and describing the Exchange Offer, the Exchange Securities and the Mirror Preferred Stock. Such notice shall be accompanied by the offering circular, prospectus or similar document provided to holders of Common Stock in respect of the Exchange Offer and a copy of the certificate of designations (or similar document) proposed to be filed by the Offeror in order to establish the Mirror Preferred Stock. No failure to mail the notice contemplated by this paragraph 6(b) or any defect therein or in the mailing thereof shall affect the validity of the applicable Exchange Offer.

          7.   Redemption.
               ----------

               (a) Subject to paragraph 7(f), the shares of Series C Preferred Stock may be redeemed out of funds legally available therefor, at the option of this Corporation by action of the Board of Directors, in whole or from time to time in part, on any Business Day after June 30, 2006 at the Redemption Price per Share as of the applicable Redemption Date. If less than all outstanding Shares are to be redeemed, Shares shall be redeemed ratably (as nearly as may be practicable) among the holders thereof.

               (b) Subject to the rights of any Parity Securities and the provisions of paragraph 7(f) and subject to any prohibitions or restrictions contained in any Debt Instrument, at any time on or after June 30, 2006 or prior thereto if a Default has occurred and during the continuance thereof, any holder shall have the right, at such holder's option, to require redemption by this Corporation at the Redemption Price per Share as of the applicable Redemption Date of all or any portion of such holder's Shares, by written notice to this Corporation stating the number of Shares to be redeemed. This Corporation shall redeem, out of funds legally available therefor and not restricted in accordance with the first sentence of this paragraph 7(b), the Shares so requested to be redeemed on such date within 60 days following this Corporation's receipt of such notice as this Corporation shall state in its notice given pursuant to paragraph 7(c). If the funds of this Corporation legally available for redemption of Shares and not restricted in accordance with the first sentence of this paragraph 7(b) are insufficient to redeem the total number of Shares required to be redeemed pursuant to this paragraph 7(b), then, those funds which are legally available for redemption of such Shares and not so restricted will be used to redeem the maximum possible number of such Shares ratably among the holders who have required Shares to be redeemed under this paragraph 7(b). At any time thereafter when additional funds of this Corporation are legally available and not so restricted for such purpose, such funds will immediately be used to redeem the Shares this Corporation failed to redeem on such Redemption Date until the balance of such Shares are redeemed. Further, if the funds of this Corporation legally available for redemption of Shares are sufficient to pay the Redemption Price of the Shares requested to be redeemed in full, then any portion of such Redemption Price not paid when due as provided in this paragraph 7(b), notwithstanding that payment thereof is restricted pursuant to any Debt Instrument in accordance with the first sentence of this paragraph 7(b), shall constitute indebtedness of this Corporation for borrowed money, the payment of which indebtedness the holders requesting such redemption shall be entitled to enforce by the exercise of any and all rights at law or in equity.

               (c) Notice of any redemption pursuant to this paragraph 7 shall be mailed, first class, postage prepaid, not less than 30 days nor more than 60 days prior to the Redemption Date, to the holders of record of the shares of Series C Preferred Stock to be redeemed, at their respective addresses as the same appear upon the books of this Corporation or are supplied by them in writing to this Corporation for the purpose of such notice; but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of the Series C Preferred Stock. Such notice shall set forth the Redemption Price, the Redemption Date, the number of Shares to be redeemed and the place at which the Shares called for redemption will, upon presentation and surrender of the stock certificates evidencing such Shares, be redeemed. In case fewer than the total number of shares of Series C Preferred Stock represented by any certificate are redeemed, a new certificate representing the number of unredeemed Shares will be issued to the holder thereof without cost to such holder.

               (d) If notice of any redemption by this Corporation pursuant to this paragraph 7 shall have been mailed as provided in paragraph 7(c) and if on or before the Redemption Date specified in such notice the consideration necessary for such redemption shall have been set apart so as to be available therefor and only therefor, then on and after the close of business on the Redemption Date, the Shares called for redemption, notwithstanding that any certificate therefor shall not have been surrendered for cancellation, shall no longer be deemed outstanding, and all rights with respect to such Shares shall forthwith cease and terminate, except the right of the holders thereof to receive upon surrender of their certificates the consideration payable upon redemption thereof.

               (e) All shares of Series C Preferred Stock redeemed, retired, purchased or otherwise acquired by this Corporation shall be retired and shall be restored to the status of authorized and unissued shares of preferred stock (and may be reissued as part of another series of the preferred stock of this Corporation, but such shares shall not be reissued as Series C Preferred Stock).

               (f) If and so long as this Corporation shall fail to redeem on a Redemption Date pursuant to this paragraph 7 all shares of Series C Preferred Stock required to be redeemed on such date, this Corporation shall not redeem, or discharge any sinking fund obligation with respect to, any Shares, Junior Securities or Parity Securities, or set aside any money or assets for any such purpose, unless all then outstanding Shares required to be redeemed are redeemed pursuant to the terms hereof, and shall not declare or pay any dividend on or make any distribution with respect to any Junior Securities or set aside any money or assets for any such purpose, and neither this Corporation nor any Subsidiary thereof shall purchase or otherwise acquire any Shares, Parity Securities or Junior Securities. Nothing contained in this paragraph 7(f) shall prevent (i) the payment of dividends on any Junior Securities solely in shares of Junior Securities or the redemption, purchase or other acquisition of Junior Securities solely in exchange for shares of Junior Securities, (ii) the redemption, exchange, purchase or other acquisition of Series C Preferred Stock or Parity Securities solely in exchange for (together with a cash adjustment for fractional shares, if any), shares of Junior Securities, or (iii) the purchase or acquisition of shares of Series C Preferred Stock pursuant to a purchase or exchange offer or offers made to all holders of outstanding shares of Series C Preferred Stock, provided that the terms of the purchase or exchange offer shall
                 --------
be identical for all Shares and all accrued dividends on such Shares shall have been declared and irrevocably set apart in trust for the benefit of the holders of Shares and for no other purpose. The provisions of this paragraph 7(f) are for the benefit of holders of Series C Preferred Stock and accordingly the provisions of this paragraph 7(f) shall not restrict any redemption or purchase by this Corporation or a Subsidiary thereof of Shares held by any holder, provided that all other holders of Shares shall have waived in writing the benefits of this provision with respect to such redemption.

          8.   Voting Rights.  The holders of the Series C Preferred Stock shall
               -------------
have no voting rights whatsoever, except as required by law and except that, for so long as any Shares remain outstanding, this Corporation will not, either directly or indirectly, without the consent of the holders of record of at least 66 2/3% of the number of Shares then outstanding, take any action (including by merger, consolidation or binding share exchange with any other corporation or entity) to amend, alter or repeal (i) any of the provisions hereof, (ii) any of the provisions of the Certificate of Incorporation of this Corporation so as to affect adversely any preference or any relative or other right given to the Series C Preferred Stock or the Series B Common Stock, or (iii) any of paragraphs 3 or 4 or the first sentence of paragraph 2 of Section A of Article IV of the Certificate of Incorporation of this Corporation.

          9.   Waiver.  Any provision of this Certificate of Designations which,
               ------
for the benefit of the holders of Series C Preferred Stock, prohibits, limits or restricts actions by the Corporation, or imposes obligations on the Corporation, including but not limited to provisions relating to the obligation of the Corporation to redeem or convert such Shares, may be waived in whole or in part, or the application of all or any part of such provision in any particular circumstance or generally may be waived, in each case by the affirmative vote or with the consent of the holders of record of at least 66 2/3% of the number of Shares then outstanding (or such greater percentage thereof as may be required by this Certificate of Designations, applicable law or any applicable rules of any national securities exchange or national interdealer quotation system), either in writing or by vote at an annual meeting or a special meeting called for such purpose at which the holders of Series C Preferred Stock shall vote as a separate class.

          10.  Preemptive Rights.  The holders of the Series C Preferred Stock
               -----------------
will not have any preemptive right to subscribe for or purchase any shares of stock or any other securities which may be issued by this Corporation.

          11.  Senior Securities.  The Series C Preferred Stock shall not rank
               -----------------
junior to any other classes or series of stock of this Corporation in respect of the right to receive dividends or the right to participate in any distribution upon liquidation, dissolution or winding up of this Corporation. Without the prior consent of the holders of record of at least 66 2/3% of the number of Shares then outstanding, this Corporation shall not issue any Senior Securities.

          12.  Claims.  In the event of any action at law or suit in equity with
               ------
respect to the Series C Preferred Stock, this Corporation, in addition to all other sums which it may be required to pay, will pay a reasonable sum for attorney's fees incurred by the holders of the Series C Preferred Stock in connection with such action or suit and all other costs of collection. The Corporation shall not assert its right to trial by jury in any action, suit or proceeding arising from or related to this Series C Preferred Stock.

          13.  Exclusion of Other Rights.  Except as may otherwise be required
               -------------------------
by law and for the equitable rights and remedies that may otherwise be available to holders of Series C Preferred Stock, the shares of Series C Preferred Stock shall not have any designations, preferences, limitations or relative rights, other than those specifically set forth in these resolutions (as such resolutions may, subject to paragraph 8, be amended from time to time) and in the Certificate of Incorporation of this Corporation.

          14.  Headings.  The headings of the various paragraphs and
               --------
subparagraphs hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

          FURTHER RESOLVED, that the appropriate officers of this Corporation are hereby authorized to execute and acknowledge a certificate setting forth these resolutions and to cause such certificate to be filed and recorded, in accordance with the requirements of
Section 151(g) of the General Corporation Law of the State of Delaware."

          The undersigned has signed this Certificate of Designations on this 29th day of September, 2000.

                              /s/ Mark D. Rozells
                              --------------------------------------
                              Name:  Mark D. Rozells
                              Title: Vice President